UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 26, 2017, Riverview Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Riverview Community Bank (the "Bank") announced that Ronald A. Wyaske will be retiring from both his position as President and Chief Operation Officer of both the Company and the Bank and from his position as a member of the Board of Directors of the Company effective July 26, 2017. Mr. Wysaske served as a member of the Risk Management Committee. The Company's Board of Directors has determined that it will reduce its size from nine to eight members at the time of Mr. Wyaske's retirement.

 Ronald A. Wysaske joined the Bank in 1976 and has been with the Company for over 41 years.  He became President and Chief Operating Officer of the Bank and Company in February 2004.  He has been a member of the Board of Directors of the Bank since 1985, and Company since its inception in 1997. Prior to his appointment as President and Chief Operating Officer, he served as Executive Vice President, Treasurer and Chief Financial Officer of the Bank since 1981 and of the Company since its inception.  There were no disagreements between Mr. Wyaske and the Company pertaining to the Company's operations, policies or practices.

Reference is made to the Company's press release regarding Mr. Wyaske's retirement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) On July 27, 2017, the Company announced that as part of its multi-step leadership succession planning process, that it had promoted a number of senior managers at both the corporate and bank levels.  The following promotions and management changes are effective immediately: (i) Kevin J. Lycklama, has been promoted to Executive Vice President and Chief Operating Officer of the Bank and the Company and will be responsible for the daily operations and management of the Bank; (ii) Kim J. Capeloto has been promoted to Executive Vice President and Chief Banking Officer and will oversee the retail and commercial banking groups at the Bank, as well as lead the marketing and community outreach for the Company; (iii) David Lam, has been promoted to Senior Vice President and Chief Financial Officer and will be responsible for the accounting, Securities and Exchange Commission reporting and treasury functions for the Company; and (iv) Patrick Sheaffer will remain as Chairman and Chief Executive Officer and add the position of President.
For information concerning Messrs. Lycklama, Capeloto and Lam's background, please refer to the press release dated July 27, 2017, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 5.03                    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)               On July 26, 2017, the Board of Directors amended Section 2 of Article III of the Company's Bylaws to reduce the size of the Board from nine to eight members. A copy of the Company's Bylaws as amended is attached as an exhibit to this report.

Item 9.01                    Financial Statements and Exhibits.

(d) Exhibits

     The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Riverview Bancorp, Inc.
99.1	News Release of Riverview Bancorp, Inc. dated July 26, 2017.
99.2	News Release of Riverview Bancorp, Inc. dated July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 31, 2017	/s/Kevin J. Lycklama
Kevin J. Lycklama
Executive Vice President and Chief Operating Officer